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                                                                  EXHIBIT 5.1



                                  May 21, 1996




ACT Networks, Inc.
188 Camino Ruiz
Camarillo, California 93012

Attention: Martin Shum

Re: Public Offering of Common Stock
    of ACT Networks, Inc.
    -------------------------------

Gentlemen:

        We have examined the Registration Statement on Form S-3 (Registration No. 333-______) filed by you with the Securities and Exchange Commission (the "Commission") on May 21, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of Common Stock of ACT Networks, Inc. (the "Shares"). The Shares include 1,510,000 shares being offered by you plus an over-allotment option granted to the Underwriters by you to purchase 450,000 shares of your Common Stock, and the sale by certain stockholders of the Company of 1,490,000 shares of Common Stock. The Shares are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.
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ACT Networks, Inc.                                                  May 21, 1996
                                                                          Page 2



        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                                Very truly yours,



                                                BROBECK, PHLEGER & HARRISON